UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2007

BANCORP RHODE ISLAND, INC.

(Exact name of registrant as specified in its charter)

Rhode Island

(State or other jurisdiction of incorporation)

333-33182	05-0509802
(Commission File Number)	(IRS Employer Identification Number)

One Turks Head Place, Providence, Rhode Island 02903

(Address of principal executive offices)

(401) 456-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5.03.	Amendment to Bylaws

On November 8, 2007, the Executive Committee of the Board of Directors (the “Board”) of Bancorp Rhode Island, Inc. (the “Registrant”) approved amendments to certain provisions of the Registrant’s Bylaws to allow for the issuance and transfer of uncertificated shares of stock. These amendments were approved in connection with NASDAQ’s Direct Registration Program which requires that all companies listed with NASDAQ permit an investor's ownership to be recorded and maintained on the books of an issuer or the transfer agent without the issuance of a physical stock certificate.

These amendments became effective on November 8, 2007.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Exhibit

Exhibit 3(ii)	Amendment to By-laws of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORP RHODE ISLAND, INC.

By:	/s/ Linda H. Simmons
___________________________________

Linda H. Simmons

Chief Financial Officer

Date: November 8, 2007